For Immediate Release

Date:                    July 31, 2013
Contact:              Roger S. Deacon
Chief Financial Officer
Phone:                 (215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013
 (Increases Quarterly Dividend)

HATBORO, PA. July 31, 2013 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $1.0 million, or $0.09 per share, and $2.9 million, or $0.25 per share, for the three and six months ended June 30, 2013, respectively, compared to net income of $539,000, or $0.05 per share, and $1.7 million, or $0.15 per share, for the three and six months ended June 30, 2012, respectively.

Commenting on the performance for the quarter, Thomas M. Petro, President and Chief Executive Officer said, “We are pleased with our quarterly performance as we were successful in reducing nonperforming assets to $19.9 million, or 1.78% of total assets, at June 30, 2013 while improving our coverage ratio for nonperforming loans to 105.1%.  We believe the real estate market in the greater Philadelphia area has begun to stabilize, providing greater opportunity to exit certain types of nonperforming assets. Our business strategy, which is focused on expanding our commercial relationships, continues to yield positive results as commercial loans increased by $35 million during the quarter to $547 million and now represents 77% of our loan portfolio. Commercial deposits increased to $126 million, or 18% of our deposits, at June 30, 2013.  We remain focused on increasing profitability and expanding our commercial business. Finally, we are excited to once again increase our quarterly dividend to $0.08 per share, as we continue to look for opportunities to return capital to our investors.”

Highlights for the three and six months ended June 30, 2013 included:

●
Total assets were $1.12 billion at June 30, 2013 and $1.09 billion at December 31, 2012.  Total loans were $701.1 million at June 30, 2013, an increase of $23.6 million, or 3.5%, from $677.5 million at March 31, 2013, and an increase of $17.2 million, or 2.5%, from $683.9 million at December 31, 2012. Total commercial loans increased $41.4 million, or 8.2%, from $505.4 million at December 31, 2012 to $546.8 million at June 30, 2013 primarily due to increases of $24.7 million in commercial and industrial loans and $32.0 million in multi-family and commercial real estate loans.  This was partially offset by a decrease of $15.3 million in commercial construction loans. As expected, one- to four-family residential mortgage loans decreased $18.4 million due to normal amortization exceeding new loans originated and consumer loans decreased $6.2 million.

●
Total stockholders’ equity was $173.4 million at June 30, 2013, a decrease of $8.0 million from $181.5 million at December 31, 2012, primarily due to the decrease in accumulated other comprehensive income of $6.9 million and the repurchase of 218,572 shares of Company common stock at an aggregate cost of $3.7 million. Excluding accumulated other comprehensive (loss) income, tangible book value per share increased by $0.05 per share for the quarter to $14.48 as of June 30, 2013.

●	Return on assets was 0.53% for the six months ended June 30, 2013 compared to 0.34% for the six months ended June 30, 2012.
●
Net interest income increased $196,000, or 2.6%, to $7.9 million for the three months ended June 30, 2013, compared to $7.7 million for the three months ended June 30, 2012, and increased $129,000, or 0.8%, to $15.8 million for the six months ended June 30, 2013, compared to $15.7 million for the six months ended June 30, 2012. Net interest income decreased $46,000, or 0.6%, to $7.9 million for the three months ended June 30, 2013, compared to $7.9 million for the three months ended March 31, 2013.

●
The net interest margin was 3.01% for the three months ended June 30, 2013, compared to 3.07% for the three months ended March 31, 2013 and 3.15% for the three months ended June 30, 2012.  The decline is a result of yields on assets decreasing at a rate faster than our ability to reprice interest-bearing liabilities.

●	The efficiency ratio was 63.7% for the six months ended June 30, 2013, compared to 66.5% for the six months ended June 30, 2012.
●
Total noninterest income decreased $1.6 million to $2.2 million for the six months ended June 30, 2013 compared to $3.8 million for the six months ended June 30, 2012.  This was primarily due to gains on the sales of investment securities of $2.3 million in 2012 compared to $532,000 in 2013.

●
Noninterest expense decreased $357,000, or 2.5%, to $14.0 million for the six months ended June 30, 2013, compared to $14.3 million for the six months ended June 30, 2012. Loss on extinguishment of debt decreased $3.0 million due to the extinguishment of debt during the six months ended June 30, 2012.  No debt was extinguished during the six months ended June 30, 2013.  This decrease was offset by an increase of $2.9 million in assets acquired through foreclosure expense as the Company recorded $3.0 million in valuation adjustments on assets acquired through foreclosure during the six months ended June 30, 2013 compared to $45,000 for the six months ended June 30, 2012.   This increase was primarily driven by $2.9 million in valuation adjustments on foreclosed life insurance policies based on updated valuations for the quarter ended June 30, 2013.  Salaries, benefits and other compensation increased $293,000 for the six months ended June 30, 2013, primarily as a result of increased staffing costs and annual compensation increases.  These increases were offset by decreases of $182,000 in professional fees primarily due to lower loan work-out expense and $153,000 in data processing costs related to a renegotiated data processing contract that became effective in January 2013.

●
Excluding the previously mentioned loss on the extinguishment of debt of $3.0 million in the three months ended June 30, 2012 and valuation adjustments on assets acquired through foreclosure of $2.7 million in the three months ended June 30, 2013, noninterest expense decreased $124,000, or 2.2%, from $5.7 million for the three months ended June 30, 2012 to $5.6 million for the three months ended June 30, 2013.

Credit related items as of and for the quarter ended June 30, 2013 include:

●
Total credit related costs, which include (i) provision or credit for loan losses, (ii) valuation adjustments on assets acquired through foreclosure, offset by (iii) net gain on sale of assets acquired through foreclosure, totaled $1.8 million for the three months ended June 30, 2013, compared to $885,000 for the three months ended March 31, 2013 and $1.2 million for the three months ended June 30, 2012.

●
The allowance for loan losses was $10.5 million, or 1.48% of total loans, at June 30, 2013 compared to $11.6 million, or 1.68% of total loans, at March 31, 2013 and $11.2 million, or 1.61% of total loans, at December 31, 2012.  The coverage ratio for nonperforming loans and the levels of nonperforning assets improved during the three months ended June 30, 2013;

●
There was a credit to the provision for loan losses of $783,000 for the three months ended June 30, 2013, compared to provisions of $640,000 for the three months ended March 31, 2013 and $1.3 million for the three months ended June 30, 2012 due to improving credit metrics in the Bank’s loan portfolio;

●
Net loan charge-offs totaled $322,000 and $529,000 for the three and six months ended June 30, 2013, respectively, compared to $1.4 million and $3.4 million for the three and six months ended June 30, 2012, respectively;

●	Delinquent loans totaled $1.9 million at June 30, 2013, compared to $1.6 million at March 31, 2013 and $2.1 million at December 31, 2012.

The Company also announced that its Board of Directors increased its cash dividend to $0.08 per outstanding share of common stock. The dividend will be paid on or about August 29, 2013 to stockholders of record as of the close of business on August 15, 2013.

Fox Chase Bancorp, Inc. will host a conference call to discuss second quarter 2013 results on Thursday, August 1, 2013 at 9:00 am EDT.  The general public can access the call by dialing (888) 317-6016.  A replay of the conference call will be available through September 13, 2013 by dialing (877) 344-7529; use Conference ID: 10031660.

Fox Chase Bancorp, Inc. is a stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,016	$8,362	$16,078	$17,210
Interest on mortgage related securities	1,751	1,955	3,489	3,934
Interest on investment securities available-for-sale
Taxable	58	78	129	171
Nontaxable	-	14	-	33
Other interest income	-	2	1	5
Total Interest Income	9,825	10,411	19,697	21,353
INTEREST EXPENSE
Deposits	1,141	1,637	2,318	3,408
Short-term borrowings	17	5	49	10
Federal Home Loan Bank advances	549	688	1,051	1,442
Other borrowed funds	251	410	499	842
Total Interest Expense	1,958	2,740	3,917	5,702
Net Interest Income	7,867	7,671	15,780	15,651
Provision (Credit) for loan losses	(783)	1,291	(143)	2,566
Net Interest Income after Provision (Credit) for Loan Losses	8,650	6,380	15,923	13,085
NONINTEREST INCOME
Service charges and other fee income	462	385	823	774
Net gain on sale of assets acquired through foreclosure	185	98	181	127
Income on bank-owned life insurance	117	118	233	237
Equity in earnings of affiliate	165	120	335	235
Net gain on sale of investment securities	171	2,340	532	2,340
Other	39	19	89	61

Total Noninterest Income	1,139	3,080	2,193	3,774
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,480	3,353	6,985	6,692
Occupancy expense	393	420	840	879
Furniture and equipment expense	117	138	241	290
Data processing costs	367	472	765	918
Professional fees	488	489	776	958
Marketing expense	78	106	108	152
FDIC premiums	165	201	350	382
Assets acquired through foreclosure expense	2,810	38	3,095	153
Loss on extinguishment of debt	-	3,018	-	3,018
Other	409	464	822	897
Total Noninterest Expense	8,307	8,699	13,982	14,339
Income Before Income Taxes	1,482	761	4,134	2,520
Income tax provision	438	222	1,263	794
Net Income	$1,044	$539	$2,871	$1,726
Earnings per share:
Basic	$0.09	$0.05	$0.25	$0.15
Diluted	$0.09	$0.05	$0.25	$0.15

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)

	June 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$213	$162
Interest-earning demand deposits in other banks	8,859	24,928
Total cash and cash equivalents	9,072	25,090
Investment securities available-for-sale	10,475	12,491
Mortgage related securities available-for-sale	273,037	283,616
Mortgage related securities held-to-maturity (fair value of $63,704 at
June 30, 2013 and $29,451 at December 31, 2012)	64,225	28,369
Loans held for sale	3,157	--
Loans, net of allowance for loan losses of $10,498
at June 30, 2013 and $11,170 at December 31, 2012	701,112	683,865
Federal Home Loan Bank stock, at cost	9,610	8,097
Bank-owned life insurance	14,310	14,077
Premises and equipment, net	10,084	10,443
Assets acquired through foreclosure	9,948	8,524
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,301	3,223
Mortgage servicing rights, net	169	170
Deferred tax asset, net	7,361	2,953
Other assets	4,873	5,803
Total Assets	$1,122,354	$1,088,341

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$700,614	$687,409
Short-term borrowings	70,300	70,500
Federal Home Loan Bank advances	140,000	110,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,831	1,699
Accrued interest payable	303	330
Accrued expenses and other liabilities	5,880	6,938
Total Liabilities	948,928	906,876
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at June 30, 2013 and December 31, 2012)	--	--
Common stock ($.01 par value; 60,000,000 shares authorized,
12,142,600 shares issued and outstanding at June 30, 2013
and 12,356,564 shares issued and outstanding at December 31, 2012)	146	146
Additional paid-in capital	136,743	136,132
Treasury stock, at cost (2,468,172 shares at June 30, 2013 and
2,249,600 shares at December 31, 2012)	(33,436)	(29,733)
Common stock acquired by benefit plans	(9,694)	(10,228)
Retained earnings	82,076	80,608
Accumulated other comprehensive (loss) income, net	(2,409)	4,540
Total Stockholders' Equity	173,426	181,465

Total Liabilities and Stockholders' Equity	$1,122,354	$1,088,341

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)
	June 30,	March 31,	December 31,	June 30,
	2013	2013	2012	2012
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	15.45%	16.53%	16.67%	18.05%

Tier 1 capital (to adjusted assets) (2)	12.78	13.13	12.90	14.82
Tier 1 risk –based capital (to risk-weighted assets) (2)	18.94	19.50	19.45	22.32
Total risk-based capital (to risk-weighted assets) (2)	19.98	20.53	20.48	23.33

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$9,989	$12,680	$17,124	$17,271
Accruing loans past due 90 days or more	--	--	--	--
Total nonperforming loans	$9,989	$12,680	$17,124	$17,271
Assets acquired through foreclosure	9,948	11,592	8,524	8,165
Total nonperforming assets	$19,937	$24,272	$25,648	$25,436

Ratio of nonperforming loans to total loans	1.40%	1.84%	2.46%	2.59%
Ratio of nonperforming assets to total assets	1.78	2.24	2.36	2.51
Ratio of allowance for loan losses to total loans	1.48	1.68	1.61	1.68
Ratio of allowance for loan losses to nonperforming loans	105.1	91.5	65.2	65.0
Impaired Loans:
Nonperforming loans	$9,989	$12,680	$17,124	$17,271
Troubled debt restructurings	7,265	7,561	7,388	7,747
Other impaired loans	--	--	--	--
Total impaired loans	$17,254	$20,241	$24,512	$25,018

Past Due Loans:
30 - 59 days	$1,618	$1,477	$41	$1,546
60 - 89 days	323	74	2,026	754
Total	$1,941	$1,551	$2,067	$2,300

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2) Represents regulatory capital ratios of Fox Chase Bank.

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	June 30,
	2013	2013	2012	2012
PERFORMANCE RATIOS (3):
Return on average assets	0.38%	0.68%	0.73%	0.22%
Return on average equity	2.34	4.05	4.15	1.16
Net interest margin	3.01	3.07	3.11	3.15
Efficiency ratio (4)	64.2	63.1	62.8	68.3
OTHER:
Tangible book value per share - Core (5)	$14.48	$14.43	$14.32	$14.11
Tangible book value per share (6)	$14.28	$14.63	$14.69	$14.50
Employees (full-time equivalents)	143	138	141	138

	At or for the Six Months Ended
	June 30,	June 30,
	2013	2012
PERFORMANCE RATIOS (3):
Return on average assets	0.53%	0.34%
Return on average equity	3.20	1.85
Net interest margin	3.04	3.19
Efficiency ratio (4)	63.7	66.5

(3)	Annualized
(4)
Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure and loss on extinguishment of debt, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(5)	Total stockholders’equity, excluding the impact of accumulated other comprehensive (loss) income, net ($2.4 million loss at June 30, 2013) divided by total shares outstanding.
(6)	Total stockholders’equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended June 30,
	2013			2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,822	$--	0.04%	$7,207	$2	0.10%
Mortgage related securities	331,110	1,751	2.12%	281,767	1,955	2.78%
Taxable securities	20,713	58	1.14%	22,059	78	1.40%
Nontaxable securities	--	--	0.00%	1,075	14	5.45%
Loans (1)	690,584	8,016	4.65%	653,730	8,362	5.08%
Allowance for loan losses	(11,962)	--		(11,597)	--
Net loans	678,622	8,016		642,133	8,362
Total interest-earning assets	1,036,267	9,825	3.80%	954,241	10,411	4.34%
Noninterest-earning assets	51,250			43,375
Total assets	$1,087,517			$997,616
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$581,391	$1,141	0.79%	569,395	1,637	1.16%
Borrowings	196,632	817	1.67%	137,038	1,103	3.18%
Total interest-bearing liabilities	778,023	1,958	1.01%	706,433	2,740	1.55%
Noninterest-bearing deposits	124,025			101,143
Other noninterest-bearing liabilities	6,727			4,712
Total liabilities	908,775			812,288
Stockholders' equity	176,645			178,651
Accumulated comprehensive income	2,097			6,677
Total stockholder's equity	178,742			185,328
Total liabilities and stockholders' equity	$1,087,517			$997,616

Net interest income		$7,867			$7,671
Interest rate spread			2.79%			2.79%
Net interest margin			3.01%			3.15%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2013			March 31, 2013
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,822	$--	0.04%	$5,146	$1	0.04%
Mortgage related securities	331,110	1,751	2.12%	323,372	1,738	2.15%
Taxable securities	20,713	58	1.14%	20,970	71	1.34%
Nontaxable securities	--	--	0.00%	--	--	0.00%
Loans (1)	690,584	8,016	4.65%	688,284	8,062	4.73%
Allowance for loan losses	(11,962)	--		(11,443)
Net loans	678,622	8,016		676,841	8,062
Total interest-earning assets	1,036,267	9,825	3.80%	1,026,329	9,872	3.88%
Noninterest-earning assets	51,250			47,877
Total assets	$1,087,517			$1,074,206
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$581,391	$1,141	0.79%	$580,026	$1,177	0.82%
Borrowings	196,632	817	1.67%	192,188	782	1.65%
Total interest-bearing liabilities	778,023	1,958	1.01%	772,214	1,959	1.03%
Noninterest-bearing deposits	124,025			112,873
Other noninterest-bearing liabilities	6,727			8,537
Total liabilities	908,775			893,624
Stockholders' equity	176,645			177,119
Accumulated comprehensive income	2,097			3,463
Total stockholder's equity	178,742			180,582
Total liabilities and stockholders' equity	$1,087,517			$1,074,206

Net interest income		$7,867			$7,913
Interest rate spread			2.79%			2.85%
Net interest margin			3.01%			3.07%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Six Months Ended June 30,
	2013			2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,484	$1	0.04%	$7,948	$5	0.11%
Mortgage related securities	327,241	3,489	2.13%	278,061	3,934	2.83%
Taxable securities	20,841	129	1.24%	23,998	171	1.43%
Nontaxable securities	--	--	0.00%	1,474	33	4.54%
Loans (1)	689,434	16,078	4.69%	662,270	17,210	5.16%
Allowance for loan losses	(11,703)	--		(11,947)	--
Net loans	677,731	16,078		650,323	17,210
Total interest-earning assets	1,031,297	19,697	3.80%	961,804	21,353	4.36%
Noninterest-earning assets	49,565			43,116
Total assets	$1,080,862			$1,004,920
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$580,709	$2,318	0.80%	573,511	3,408	1.20%
Borrowings	194,410	1,599	1.66%	142,528	2,294	3.18%
Total interest-bearing liabilities	775,119	3,917	1.02%	716,039	5,702	1.59%
Noninterest-bearing deposits	118,449			97,457
Other noninterest-bearing liabilities	7,632			5,100
Total liabilities	901,200			818,596
Stockholders' equity	176,882			179,683
Accumulated comprehensive income	2,780			6,641
Total stockholder's equity	179,662			186,324
Total liabilities and stockholders' equity	$1,080,862			$1,004,920

Net interest income		$15,780			$15,651
Interest rate spread			2.78%			2.77%
Net interest margin			3.04%			3.19%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.